                                    NEWS

                FOR IMMEDIATE RELEASE

Syntellect to Acquire Apropos

Markham, Ontario, Phoenix, Arizona and Oakbrook Terrace, Illinois – (September 27, 2005) – Syntellect Inc., a wholly-owned subsidiary of Enghouse Systems Limited (TSX: ESL), and Apropos Technology, Inc. (NASDAQ: APRS) announced today that they have signed a definitive merger agreement in which Syntellect has agreed to acquire Apropos for $2.76 per share of Apropos outstanding common stock, or approximately $50 million. The board of directors of Apropos unanimously supports the transaction, and shareholders representing approximately 42% of the outstanding shares of Apropos have agreed to vote in favor of the transaction.

The transaction is expected close in late 2005 or early 2006, and is subject to customary closing conditions, including the approval of Apropos shareholders. Shareholder approval will be solicited by Apropos by means of a proxy statement, which will be mailed to Apropos shareholders upon the completion of the required Securities and Exchange commission filing and review process. Upon completion of the transaction, Apropos will become a wholly-owned subsidiary of Syntellect and Enghouse.

“We feel that Syntellect and Apropos are a logical fit, both in terms of products and customers. We can offer the best-of-breed, end-to-end solutions for contact centers from speech enabled self-service to live assist systems” commented Stephen Sadler, Chairman & CEO of Enghouse.

”“We believe the combination of Apropos and Syntellect is a natural one, and will present a positive future for all concerned,” remarked Ken Barwick, Apropos CEO.

About Syntellect Inc.

Syntellect, a wholly-owned subsidiary of Enghouse Systems Limited, is a global leader in speech-enabled customer, employee and supply-chain self-service software solutions. Vista IMR, the Company’s fourth-generation voice processing software platform, is the only open standards, Windows NT/Java TM and Voice XML platform available from a major supplier. Further information about Syntellect may be obtained from its web site at www.syntellect.com.

About Enghouse Systems Limited

Enghouse Systems Limited is a leading global provider of enterprise software solutions serving a variety of vertical markets. Its strategy is to build a large diverse enterprise software company through strategic acquisitions and managed growth. Enghouse shares are listed on the Toronto Stock Exchange under the symbol “ESL”. Further information about Enghouse may be obtained from its web site at www.enghouse.com.

About Apropos Technology, Inc.

Apropos Technology, Inc. develops communications management solutions for contact center operations. Apropos solutions are largely used when differentiated levels of service and support are required to effectively service the customer base. Organizations rely on Apropos’ solutions to prioritize and intelligently route customers to the right service agent and measure contact center performance as well as enhance business continuity across the enterprise. Apropos solutions integrate with existing CRM systems to manage and archive voice, e-mail, Web chat, VoIP or fax interactions. Founded in 1989, the company serves over 300 clients worldwide from its corporate headquarters in Oakbrook Terrace, IL, and from its European headquarters in the United Kingdom. Further information about Apropos may be obtained at its web site at www.apropos.com. Jefferies & Company served as financial advisor to Apropos.

Additional Information and Where to Find It

The proxy statement that Apropos plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about the proposed transaction and related matters. Shareholders are urged to read the proxy statement carefully when it is available because it will contain important information that shareholders should consider before making a decision about the transaction. Shareholders are also be able to obtain the proxy statement (when filed), as well as other filings containing information about Apropos, without charge, at the Securities and Exchange Commission's web site at http://www.sec.gov, or by requesting them from Apropos at the number listed below.

Apropos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Apropos’ stockholders with respect to the proposed transaction. Information regarding any interests that these persons may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This release contains "forward-looking statements." All statements that are not historical are forward-looking. Enghouse’ and Apropos’ actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Enghouse’ and Apropos management and are subject to a number of risks and uncertainties, including, but not limited to, the satisfaction of the conditions to closing, and, following the consummation of the transaction, Enghouse’ ability to successfully integrate Apropos’ operations and employees, general economic factors and capital market conditions and general industry trends. Enghouse, Syntellect and Apropos are under no obligation (and expressly disclaim any such obligation) to update or alter any forward-looking statements whether as a result of new information, future events or otherwise.

For further information please contact:

Syntellect Inc.	Apropos Technology, Inc.

c/o Neil Shafran	Frank Leonard
Executive Vice President	Chief Financial Officer
Enghouse Systems Limited	Apropos Technology, Inc.
Tel: (905) 946-3200	Tel : (630) 575-7724
e-mail: acquire@enghouse.com	e-mail : frank.leonard@apropos.com